Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM CLIENT/MATTER NUMBER 134597-0108

December 12, 2024

Gaia, Inc.
833 West South Boulder Road
Louisville, CO 80027

Ladies and Gentlemen:

We have acted as counsel to Gaia, Inc., a Colorado corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof, being filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration with the SEC and the potential issuance and sale by the Company from time to time of up to 10,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”).

As counsel to the Company in connection with the registration with the SEC and the proposed issuance and sale of the Shares, we have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement, (ii) the Amended and Restated Articles of Incorporation of the Company, as amended (the “Charter”), (iii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (iv) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares (the “Resolutions”) and (v) such other proceedings, documents and records as we have deemed necessary as a basis for the opinions expressed below. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinion set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all electronic and manual signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and that all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all post-effective amendments thereto), the prospectus, and any applicable prospectus supplements.

The opinion expressed herein is limited in all respects to the laws of Colorado, including all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES
MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY
SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

December 12, 2024 Page 2
Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that all requisite action necessary to make any Shares covered by the Registration Statement validly issued, fully paid and nonassessable will have been taken when: (a) the Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such Shares and (b) such Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP